Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated August 17, 2020, relating to the balance sheet of OTR Acquisition Corp. as of August 3, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 23, 2020 (inception) through August 3, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 17, 2020